                                                                      Exhibit 12


                CENTERPOINT ENERGY, INCORPORATED AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (MILLIONS OF DOLLARS)

                                                                               NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,
                                                                           --------------------------
                                                                              2005          2006
                                                                           ------------  ------------
Income from continuing operations......................................    $       144   $       365
Income taxes for continuing operations.................................            122            25
Capitalized interest...................................................             (3)           (5)
                                                                           ------------  ------------
                                                                                   263           385
                                                                           ------------  ------------

Fixed charges, as defined:

   Interest............................................................            548           451
   Capitalized interest................................................              3             5
   Interest component of rentals charged to operating income...........              9            13
                                                                           ------------  ------------
   Total fixed charges.................................................            560           469
                                                                           ------------  ------------

Earnings, as defined...................................................    $       823   $       854
                                                                           ============  ============

Ratio of earnings to fixed charges.....................................           1.47          1.82
                                                                           ============  ============